LEASE TERMINATION AND SETTLEMENT AGREEMENT

     This Lease Termination and Settlement Agreement ("Agreement") is entered into as of the 25th day of February, 2002 ("Effective Date"), by and between PWREF/MCC-CHINA BASIN, LLC., a Delaware limited liability company ("Landlord"), and RATEXCHANGE CORPORATION, a Delaware corporation ("Tenant"). (Landlord and Tenant shall hereinafter collectively be referred to as the "Parties".)

                                R E C I T A L S :

     A. BRE/CBL, L.L.C., a Delaware limited liability company ("BRE"), predecessor-in-interest to Landlord with respect to the Building described below, and Tenant entered into that certain Office Lease ("Original Lease") dated October 14, 1999, as amended by the First Amendment to Office Lease, dated February 21, 2000 (the "First Amendment"), and the Second Amendment to Office Lease, dated June 15, 2000 (the "Second Amendment"), whereby BRE leased to Tenant, and Tenant leased from BRE, approximately 5,571 rentable square feet of space, commonly known as Suites 3705 and 3515 (the "Premises") located on the third (3rd) floor of the Wharfside Building at 185 Berry Street, San Francisco, California 94107 (the "Building"). The Original Lease, the First Amendment and the Second Amendment are collectively referred to as the "Lease", a copy of which is attached hereto as Exhibit A.

     B. Pursuant to the terms of the Lease, Landlord holds the proceeds of a letter of credit in the amount of One Hundred Forty Five Thousand Nine Hundred Thirty Seven Dollars and 25/00 ($145,937.25) (the "Letter of Credit"), which Letter of Credit was provided by Tenant for the benefit of Landlord and BRE pursuant to the Lease. The Letter of Credit was drawn upon in accordance with the terms of the Lease.

     C. In October, 2001, Tenant vacated the Premises and filed a lawsuit against Landlord for breaching the covenant of quiet enjoyment ("Tenant's Claims") and Landlord responded to Tenant's complaint and cross-complained against Tenant for breach of the Lease ("Landlord's Claims"), which claims are presently pending in the Superior Court of the State of California, in and for the City and County of San Francisco as Action No. 324564 (hereinafter the "Pending Action").

     D. In order to avoid litigation of the matters alleged in the Pending Action, as well as other disputed issues between the Parties, Landlord and Tenant have agreed to enter into this Agreement to settle their claims and release one another from any further liability, except as otherwise provided herein.

                               A G R E E M E N T :

     NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt

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and  sufficiency  of which are hereby  acknowledged,  Landlord and Tenant hereby agree as follows:

     1. Settlement of Claims and Termination of the Lease. Upon the receipt by Landlord of (1) the payment by Tenant in the amount of Fifty Thousand and 00/100 dollars ($50,000), in lawful money of the United States and (2) the delivery by Tenant to Landlord of both (x) a stock certificate or certificates for Fifty Thousand shares (50,000) of common stock of Tenant, which common stock shall be restricted stock pursuant to Rule 144 promulgated by the Securities and Exchange Commission and which shall bear a legend so stating, and (y) a duly executed Registration Rights Agreement in the form attached hereto as Exhibit B, then as of the Effective Date of this Agreement, the Lease shall immediately be deemed terminated and of no further force or effect and the Mutual Release set forth in
Section 4 of this Agreement shall also become effective.

     2. Letter of Credit. Tenant hereby waives any rights or claims to the proceeds from the Letter of Credit, which proceeds are hereby deemed earned by Landlord under the Lease as of the Effective Date of this Agreement.

     3. Dismissal of Pending Action. Upon delivery by Tenant of the consideration provided in Section 1 and upon the complete execution and delivery of this Agreement, Tenant will file a dismissal with prejudice of Tenant's Claims, and Landlord shall file a dismissal without prejudice of Landlord's Claims.

     4. Mutual Release of Liability. The Parties, for themselves and for their respective successors, predecessors, agents, employees, attorneys, and assigns, and any person or entity claiming by, under, or through any of them, hereby release, acquit and forever discharge each other, including their respective successors, predecessors, agents, employees, attorneys, and assigns, of and from any and all actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs and expenses (including, but not limited to, attorney's fees and costs actually incurred), past, present or future, known or unknown, fixed or contingent, suspected or unsuspected, of any nature or kind whatsoever between them, including (without limiting the generality of the foregoing) all claims or causes of action arising out of, or relating in any way to, the matters alleged, or which could have been alleged, in the Pending Action. Each of the Parties acknowledges that there is a risk that subsequent to the execution of this Agreement, one or both of the Parties could decide or determine that obligations exist to it or that it has incurred or suffered damages which were unknown or unanticipated at the time this Agreement was executed, which if known may have materially affected its decision to execute this Agreement. Each of the Parties further acknowledges and agrees that, by reason of the release contained herein, it is assuming the risk of such unknown matters and agrees that this release applies thereto. Therefore, the risk of such unknown matters having been bargained for between the Parties as a part of the consideration for this Agreement, each of the Parties expressly waives and releases all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code, which provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT


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     TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,  WHICH IF KNOWN
     BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned release and waiver and understands the terms thereof.

     5. Representations of Tenant. Tenant represents and warrants to Landlord as follows:

          (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease;

          (b) No other person, firm or entity has any right, title or interest in the Lease;

          (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity;

          (d) Tenant is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the States of California and Delaware and all other jurisdictions in which it is doing business; and

          (e) All issued and outstanding shares of Tenant's common stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) to the best of Tenant's knowledge, formed after a reasonable and good faith inquiry, have been issued in compliance with all applicable state and federal laws concerning the issuance of such securities.

Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this
Section 5 shall survive the termination of the Lease and Tenant shall be liable to Landlord for any material inaccuracy or breach thereof.

     6. Representations of Landlord. Landlord represents and warrants to Tenant as follows:

          (a) Landlord has sufficient liquid and other assets and experience and sophistication in investment matters that it does and would qualify as an "Accredited Investor" within the meaning of the federal and state securities laws and regulations;

          (b) Landlord has conducted its own independent due diligence, with the assistance of its own legal and financial advisors having appropriate expertise in such matters, concerning the present and potential financial and business condition and prospects of Tenant and into the present and/or potential value of the common stock of Tenant, and has relied solely on the results thereof, including the advice of its own advisers, in deciding to accept 50,000 shares of common stock of Tenant as part of the consideration for this Agreement;

          (c) Other than as expressly represented in this Agreement, Landlord has not relied upon anything stated, orally or in writing, expressly or by implication, by Tenant in


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

deciding to enter into this Agreement and/or to accept 50,000 shares of common stock of Tenant as part of the consideration for this Agreement;

          (d) Landlord understands and acknowledges that the 50,000 shares of common stock of Tenant which are to be delivered as part of the consideration for this agreement are restricted shares which have not been registered pursuant to either state or federal securities laws, that there is presently no available market for such shares and that such shares may not be freely transferred or sold. Landlord further understands and acknowledges that Tenant makes no representation, express or implied, that there ever will be a market or means of transferring or selling such shares;

          (e) Landlord understands and acknowledges that (i) the 50,000 shares are restricted securities (as defined under Rule 144) and may not be offered, sold or otherwise transferred unless and until registered under the Securities Act or pursuant to an exemption from the registration requirements thereof and
(ii) the certificates representing the Shares will bear a legend substantially in the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE EFFECTED BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM."

          (f) Landlord shall rely solely on its own legal and financial advisors with respect to the transferability of such shares at any time in the future.

Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this
Section 6 above shall survive the termination of the Lease and Landlord shall be liable to Tenant for any material inaccuracy or breach thereof.

     7. Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Effective Date, for the performance of Tenant's indemnification obligations in Article 10 of the Lease and Landlord shall have all rights and remedies with respect to such Tenant obligations as set forth in the Lease, but only to the extent that Tenant's obligations are paid or performed by the insurance policies required to be held by Tenant under the Lease.

     8. Integration. This Agreement constitutes the entire agreement between the Parties and supersedes all prior and contemporaneous contracts, agreements, promises, and understandings between the parties concerning the subject matter of this Agreement. This Agreement may not be altered, modified, or otherwise changed in any respect except by a writing duly executed by both Parties. No representations, circumstances, or conditions existing before the Agreement shall be used in any way to modify the Agreement.


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

     9. Attorneys' Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning the interpretation or performance of any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover from the other party reasonable attorneys' fees and legal costs in connection with such dispute.

     10. Severability. Should any provision of this Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part, and the rights and obligations of the Parties shall be construed and enforced accordingly.

     11. Governing Law. This Agreement shall be governed and construed under the laws of the State of California.

     12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

     13. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

     14. Authority. The person executing this Agreement on behalf of each Party represents and warrants that such person has the authority to execute it on behalf of such party.

     15. Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

     16. Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the express provisions of this Agreement.


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

     17. Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                         "LANDLORD"

                                         PWREF/MCC-CHINA BASIN L.L.C.,
                                         a Delaware limited liability company

                                         By: ________________________________

                                             Its: ___________________________


                                         "TENANT"

                                         RATEXCHANGE CORPORATION,
                                         a Delaware corporation

                                         By: ________________________________

                                             Its: ___________________________

                                         By: ________________________________

                                             Its: ___________________________


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

                                    EXHIBIT A

                                  OFFICE LEASE



                                    EXHIBIT A

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


                                    EXHIBIT B
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